Exhibit 99.4

710 MEDTRONIC PARKWAY MS LC300 MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC, INC.

		For	Against	Abstain
The Board of Directors recommends you vote FOR the following:

1.	To adopt the plan of merger contained in the Transaction Agreement, dated as of June 15, 2014 among Medtronic, Inc., Covidien plc, Medtronic Holdings Limited (formerly known as Kalani I Limited), Makani II Limited, Aviation Acquisition Co., Inc. and Aviation Merger Sub, LLC and approve the revised memorandum and articles of association of New Medtronic.	☐	☐	☐

2.	To approve the reduction of the share premium account of Medtronic Holdings Limited to allow for the creation of distributable reserves of Medtronic Holdings Limited.	☐	☐	☐

3.	To approve, on a non-binding advisory basis, specified compensatory arrangements between Medtronic, Inc. and its named executive officers relating to the transaction.	☐	☐	☐

4.	To approve any motion to adjourn the Medtronic, Inc. special meeting to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Medtronic, Inc. special meeting to adopt the plan of merger contained in the Transaction Agreement and approve the revised memorandum and articles of association of Medtronic Holdings Limited, (ii) to provide to Medtronic, Inc. shareholders in advance of the Medtronic, Inc. special meeting any supplement or amendment to the joint proxy statement/prospectus or (iii) to disseminate any other information which is material to the Medtronic, Inc. shareholders voting at the special meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

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Solicited on Behalf of the Board of Directors of

MEDTRONIC, INC.

FOR THE

SPECIAL MEETING OF SHAREHOLDERS [—], 2014 [—] CST

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the joint proxy statement/prospectus and hereby appoints Bradley E. Lerman and Keyna P. Skeffington, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MEDTRONIC, INC. which the undersigned is entitled to vote at the Special Meeting of Shareholders of Medtronic, Inc., to be held on [—], [—], 2014 at [—] a.m. (Central Standard Time), at [—] and any adjournments or postponements thereof. You may vote at the Special Meeting if you were a shareholder of record at the close of business on [—], 2014.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If other matters are properly brought before the Special Meeting, including an adjournment of the Special Meeting for any reason other than the ones specified in the adjournment proposal on the reverse side of this ballot, the proxies are hereby authorized to represent and to vote or act on those matters according to their best judgment.

To be Signed on Reverse Side